                                                                     EXHIBIT 2.5






                              AMENDED AND RESTATED
                        CANADIAN ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             NEWELL RUBBERMAID INC.

                          NEWELL INDUSTRIES CANADA INC

                                   LIBBEY INC.

                                       AND

                               LIBBEY CANADA INC.


                          DATED AS OF JANUARY 21, 2002

                                TABLE OF CONTENTS

                                                                                                             PAGE

1.       TRANSFER OF CANADIAN ASSETS AND ASSUMPTION OF CANADIAN LIABILITIES                                   124

         (a)      TRANSFER OF CANADIAN ASSETS                                                                 124
         (b)      EXCLUDED CANADIAN ASSETS                                                                    125
         (c)      ASSUMPTION OF LIABILITIES                                                                   125
         (d)      EXCLUDED CANADIAN LIABILITIES                                                               125

2.       CANADIAN PURCHASE PRICE; ALLOCATION OF CANADIAN PURCHASE PRICE                                       125

         (a)      CANADIAN PURCHASE PRICE                                                                     125
         (b)      ALLOCATION OF CANADIAN PURCHASE PRICE                                                       126

3.       CANADIAN CLOSING                                                                                     126


4.       DOCUMENTS TO BE DELIVERED AT THE CANADIAN CLOSING                                                    126

         (a)      DELIVERIES OF CANADIAN SELLER                                                               126
         (b)      CANADIAN PURCHASER'S DELIVERIES                                                             126
         (c)      GENERAL DELIVERIES                                                                          126

5.       CONDITIONS TO CANADIAN CLOSING                                                                       126


6.       REPRESENTATIONS AND WARRANTIES OF PARENT AND CANADIAN SELLER                                         127

         (a)      ORGANIZATION OF CANADIAN SELLER                                                             127
         (b)      AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT                                      127
         (c)      RESIDENCE OF CANADIAN SELLER                                                                127

7.       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND CANADIAN PURCHASER                                   127

         (a)      ORGANIZATION OF CANADIAN PURCHASER                                                          127
         (b)      AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT                                      127

8.       CANADIAN EMPLOYEES                                                                                   127

         (a)      DEFINITIONS                                                                                 128
         (b)      INDEMNITY                                                                                   128

9.       EXPENSES; TRANSFER TAXES                                                                             128

10.      INDEMNIFICATION                                                                                        129


11.      BULK SALES INDEMNITY                                                                                   129


12.      TERMINATION                                                                                            129


13.      APPLICATION OF PROVISIONS OF THE PURCHASE AGREEMENT                                                    129


14.      ASSIGNMENT                                                                                             130


15.      NOTICES                                                                                                130


16.      GOVERNING LAW; CONSENT TO JURISDICTION                                                                 131


17.      SEVERABILITY                                                                                           132


18.      FURTHER ASSURANCES                                                                                     133


19.      MISCELLANEOUS                                                                                          133


SCHEDULE 1(a)                   Canadian Assets
SCHEDULE 1(b)                   Excluded Canadian Assets
SCHEDULE 1(c)                   Canadian Liabilities
SCHEDULE 1(d)                   Excluded Canadian Liabilities
SCHEDULE 2(e)                   Allocation of Canadian Purchase Price
EXHIBIT A                       Bill of Sale
EXHIBIT B                       Assumption Agreement

                               AMENDED & RESTATED
                               ------------------
                        CANADIAN ASSET PURCHASE AGREEMENT
                        ---------------------------------


                  This AMENDED & RESTATED CANADIAN ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of this 21st day of January, 2002, by and among NEWELL RUBBERMAID INC., a Delaware corporation ("PARENT"), NEWELL INDUSTRIES CANADA INC., a corporation organized and existing under the laws of the province of Ontario, Canada ("CANADIAN SELLER"), LIBBEY INC., a Delaware corporation ("PURCHASER"), and LIBBEY CANADA INC., a corporation organized and existing under the laws of the province of Ontario, Canada ("CANADIAN PURCHASER").

                                   WITNESSETH:

                  WHEREAS, Parent, Newell Holdings Delaware (f/k/a Anchor Hocking Corporation) a Delaware corporation, Anchor Hocking Inc. (f/k/a Menagerie Corporation), a Delaware corporation ("NEWCO"), Newell Operating Company, a Delaware corporation and Purchaser have entered into that certain Stock Purchase Agreement dated as of June 17, 2000, as amended and restated as of the date hereof (the "PURCHASE AGREEMENT"), for the sale by Seller to Purchaser of all of the issued and outstanding common stock of Newco;

                  WHEREAS, the parties desire for Parent or its Affiliates to retain and not to sell the Companies' Food Service Business and to continue to conduct the Food Service Business (the "RETENTION");

                  WHEREAS, Purchaser shall acquire the Business (as defined in the Purchase Agreement) and not the Food Service Business;

                  WHEREAS, Parent desires to cause Canadian Seller to transfer to Canadian Purchaser certain assets relating primarily to the Business and located in Canada;

                  WHEREAS, Canadian Purchaser desires to assume certain liabilities of Canadian Seller relating exclusively to the Business on the terms and subject to the conditions hereinafter set forth;

                  WHEREAS, the parties desire to amend and restate their Canadian Asset Purchase Agreement dated as of June 17, 2001 as hereinafter set forth to give effect to the Retention and certain other agreements and understandings of the parties; and

                  NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. TRANSFER OF CANADIAN ASSETS AND ASSUMPTION OF CANADIAN LIABILITIES.

                  (a) TRANSFER OF CANADIAN ASSETS.

                  Upon the terms and subject to the conditions of this Agreement and the Purchase Agreement, Canadian Seller hereby agrees to sell, assign, transfer and convey to Canadian Purchaser at the Canadian Closing (as hereinafter defined), and Canadian Purchaser hereby agrees to acquire from Canadian Seller, all of Canadian Seller's right, title and interest in and to the assets, rights, privileges, Permits and Contracts relating primarily to or held for use primarily in connection with the Business and located in Canada and owned by Canadian Seller at the Canadian Closing including, without limitation, all of such assets set forth on SCHEDULE 1(a) of this Agreement and all of the assets located in Canada reflected in the Final Closing Net Working Capital but excluding any assets held under any Benefit Plan (collectively, the "CANADIAN ASSETS"); PROVIDED, HOWEVER, with respect to any Contracts included in the Canadian Assets, the sale, assignment, transfer and conveyance shall be subject to SECTION 4.21 of the Purchase Agreement. Notwithstanding the foregoing, the Canadian Assets shall not include any of the Excluded Canadian Assets.

                  (b) EXCLUDED CANADIAN ASSETS. Notwithstanding any of the other provisions of this Agreement, Canadian Seller shall retain, and shall not transfer to Canadian Purchaser hereunder or otherwise the assets, rights, privileges, Permits and Contracts listed on SCHEDULE 1(B) of this Agreement (the "EXCLUDED CANADIAN ASSETS").

                  (c) ASSUMPTION OF LIABILITIES.

                  Upon the terms and subject to the conditions of this Agreement and the Purchase Agreement, Canadian Purchaser hereby agrees to assume from Canadian Seller at the Canadian Closing, and hereby agrees to pay, honor and be fully liable for, all of Canadian Seller's Liabilities relating exclusively to the Business, including, without limitation, all of the Liabilities set forth on
SCHEDULE 1(c) of this Agreement and all of the Liabilities reflected in the Final Closing Net Working Capital (collectively, the "CANADIAN LIABILITIES"). The assumption by the Canadian Purchaser of the Canadian Liabilities shall not be construed to defeat, impair or limit in any way Canadian Purchaser's rights or remedies to, in good faith, dispute the validity or amount of any such Liability as against any party other than Parent, Canadian Seller or any of their Affiliates. Notwithstanding the foregoing, the Canadian Liabilities shall not include the Excluded Canadian Liabilities.

                  (d) EXCLUDED CANADIAN LIABILITIES. Notwithstanding any other provision of this Agreement, Canadian Purchaser shall not assume, incur or otherwise be responsible for any Liabilities of Seller, other than the Canadian Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of the occurrences prior to, at or after the date hereof and in no event, shall Canadian Purchaser assume, incur or otherwise be responsible for (i) any Liabilities whatsoever under or related to any Benefit Plans, (ii) any Liabilities related to the Excluded Canadian Assets, (iii) any Liabilities of Seller to the extent (A) related to the Food Service Business and (B) arising on or prior to the Canadian Closing or arising out of an event, circumstance or condition existing prior to the Canadian Closing and (iv) any Liabilities set forth on SCHEDULE 1(d) of this Agreement (collectively, the "EXCLUDED CANADIAN LIABILITIES").

                  2. CANADIAN PURCHASE PRICE; ALLOCATION OF CANADIAN PURCHASE PRICE.

                  (a) CANADIAN PURCHASE PRICE. In full consideration of the sale, conveyance, assignment and transfer of the Canadian Assets to Canadian Purchaser, (a) Purchaser will pay to Parent a purchase price (the "CANADIAN PURCHASE PRICE") in immediately available federal funds in an amount equal to USD$2,000,000.00, such amount to be paid in U.S. dollars by wire transfer to a bank account designated by Parent in writing prior to the Canadian Closing, and
(b) Canadian Purchaser will assume the Canadian Liabilities as of the Closing Date.

                  (b) ALLOCATION OF CANADIAN PURCHASE PRICE.

                  The Canadian Purchase Price will be allocated among the Canadian Assets in accordance with the provisions of SCHEDULE 2(b) attached hereto. Each party to this Agreement agrees that it will not take any position that varies from or is inconsistent with such allocation in any filing made by such party for foreign, federal, state, provincial or local income tax purposes.

                  3. CANADIAN CLOSING. The consummation of the sale, conveyance, assignment and transfer of the Canadian Assets, the assumption of the Canadian Liabilities and the payment of the Canadian Purchase Price contemplated by this Agreement (the "CANADIAN CLOSING") will take place simultaneously with the Closing as set forth in SECTION 1.5 of the Purchase Agreement, such closing to be held at the offices of Latham & Watkins, 233 S. Wacker Drive, Sears Tower, Suite 5800, Chicago, Illinois or such other place as Canadian Seller and Canadian Purchaser agree upon in writing. At the Canadian Closing, Canadian Seller and Canadian Purchaser will make their respective deliveries provided for in SECTION 4 of this Agreement.

                  4. DOCUMENTS TO BE DELIVERED AT THE CANADIAN CLOSING.

                  (a) DELIVERIES OF CANADIAN SELLER.

                  At the Canadian Closing, Canadian Seller will deliver to Canadian Purchaser a bill of sale, substantially in the form attached hereto as EXHIBIT A, and all other documents required to be delivered by Parent and Canadian Seller hereunder and under the Purchase Agreement.

                  (b) CANADIAN PURCHASER'S DELIVERIES.

                  At the Canadian Closing, Canadian Purchaser will deliver to Canadian Seller an assumption agreement with respect to the Canadian Liabilities substantially in the form attached hereto as EXHIBIT B, and all other documents required to be delivered by Purchaser and Canadian Purchaser hereunder and under the Purchase Agreement.

                  (c) GENERAL DELIVERIES.

                  At the Canadian Closing, all instruments of conveyance and other documentation relating to the sale and purchase of the Canadian Assets shall be reasonably satisfactory to Canadian Purchaser and Canadian Seller, and each of Canadian Purchaser and Canadian Seller shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance reasonably satisfactory to Canadian Purchaser or Canadian Seller, as the case may be.

                  5. CONDITIONS TO CANADIAN CLOSING.

                  The respective obligations of Canadian Seller and Parent and Canadian Purchaser and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) by the applicable parties, at or prior to the Closing, of the conditions set forth in Sections 7.1 and 7.2 of the Purchase Agreement.

                  6. REPRESENTATIONS AND WARRANTIES OF PARENT AND CANADIAN
SELLER.

                  (a) ORGANIZATION OF CANADIAN SELLER.

                  Canadian Seller is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada and is registered for G.S.T. purposes.

                  (b) AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT.

                  Parent and Canadian Seller have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and Canadian Seller and no other corporate proceedings on the part of Parent or Canadian Seller are necessary to authorize this Agreement and to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Canadian Seller and (assuming it is duly and validly executed by Purchaser and Canadian Purchaser) constitutes a valid and binding agreement of Parent and Canadian Seller, enforceable against Parent and Canadian Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

                  (c) RESIDENCE OF CANADIAN SELLER.

                  Canadian Seller is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

                  7. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND CANADIAN PURCHASER.

                  (a) ORGANIZATION OF CANADIAN PURCHASER.

                  Canadian Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada and is registered for G.S.T. purposes.

                  (b) AUTHORIZATION OF TRANSACTION AND VALIDITY OF AGREEMENT.

                  Purchaser and Canadian Purchaser have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and Canadian Purchaser and no other corporate proceedings on the part of Purchaser or Canadian Purchaser are necessary to authorize this Agreement and to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and Canadian Purchaser and (assuming it is duly and validly executed by Parent and Canadian Seller) constitutes a valid and binding agreement of Purchaser and Canadian Purchaser, enforceable against Purchaser and Canadian Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

                  8. CANADIAN EMPLOYEES.

                  (a) DEFINITIONS. For the purpose of this Agreement the following definitions shall apply:

                  "BENEFIT PLANS" means plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which the Canadian Seller is a party or by which the Canadian Seller is bound or under which the Canadian Seller has, or will have, any liability or contingent liability, relating to:

                  (i) Pension Plans;

                  (ii) plans in the nature of insurance plans, providing for employment benefits relating to disability or wage or benefits continuation during periods of absence from work (including, short term disability, long term disability, workers compensation and maternity and parental leave), and any and all employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured; or

                  (iii) plans in the nature of compensation plans, which means all employment benefits relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, pension, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

                  with respect to any of the Canadian Employees or former employees who performed services for the Business (or any spouses, dependants, survivors or beneficiaries of any such Business Employees or former employees), individuals working on contract with the Canadian Seller with respect to the Business or other individuals providing services to it of a kind normally provided by employees or eligible dependants of such Person.

                  "CANADIAN EMPLOYEES" means the employees or sales representatives (whether salaried or not) of the Canadian Seller who perform services exclusively for the Business.

                  "PENSION PLANS" means all benefits relating to the retirement or retirement savings including pension plans, pensions or supplemental pensions.

                  (b) INDEMNITY. Canadian Seller and Parent agree to jointly and severally indemnify and hold harmless the Canadian Purchaser from and against any and all Actions or Liabilities that Canadian Purchaser may incur in connection with or arising out of any action or alleged actions taken by Canadian Seller at any time with respect to the Benefit Plans or with respect to the operation and administration thereof, or arising out of any benefit claims and liabilities under the Benefit Plans or with respect to the Canadian Employees.

                  9. EXPENSES; TRANSFER TAXES.

                  (a) Except as otherwise specified in SECTION 11.1 of the Purchase Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement and thereby shall be paid by the party incurring such costs and expenses, whether or not the Canadian Closing shall have occurred.

                  (b) The payment of all transfer, documentary, sales, use, stamp, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated by this Agreement and the preparation and filing of all Tax Returns and other documentation on a timely basis as may be required to comply with the provisions of such Tax laws shall be governed by SECTION 6.7 of the Purchase Agreement.

                  10. INDEMNIFICATION.


                  Together with SECTION 8(b) of this Agreement, the indemnification provided in ARTICLE VIII of the Purchase Agreement shall be the sole and exclusive remedy of any party hereto with respect to this Agreement and the transactions contemplated hereby.

                  11. BULK SALES INDEMNITY.

                  Canadian Purchaser shall not require Canadian Seller to comply with the requirements of the Bulk Sales Act (Ontario) or such other comparable legislation in the other

Provinces of Canada as may be applicable to the transfer of Canadian Assets. Notwithstanding the foregoing, Parent and Canadian Seller hereby jointly and severally agree to indemnify and save harmless Purchaser and Canadian Purchaser from and against any claims, losses and expenses which are brought against Purchaser or Canadian Purchaser or which Purchaser or Canadian Purchaser may suffer or incur as a result of such non-compliance.

                  12. TERMINATION.

                  In the event that the Purchase Agreement is terminated in accordance with its terms, this Agreement shall immediately become void and of no further effect and there shall be no liability on the part of any party hereto, except for any willful breach of this Agreement occurring prior to any such termination and as provided for in SECTION 9.2 of the Purchase Agreement.

                  13. APPLICATION OF PROVISIONS OF THE PURCHASE AGREEMENT.

                  (a) Unless otherwise stated herein, all provisions of the Purchase Agreement shall apply to the sale, assignment, transfer and conveyance of the Canadian Assets and the assumption of the Canadian Liabilities.

                  (b) To the extent that the Purchase Agreement is amended, modified, waived or extended, the parties hereto agree to take all necessary steps to incorporate such amendment, modification, waiver or extension in this Agreement in the form required by Law, to the extent applicable.

                  (c) Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Purchase Agreement.

                  (d) In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

                  (e) References in this Agreement to a clause, schedule, exhibit, annex or part thereof refer to the clause, schedule, exhibit, annex or part thereof in this Agreement unless otherwise indicated.

                  14. ASSIGNMENT.

                  This Agreement may not be assigned by operation of law or otherwise by Parent or Canadian Seller without the prior written consent of Purchaser (which consent may be granted or withheld in the sole discretion of Purchaser). This Agreement may not be assigned by operation of law or otherwise by Canadian Purchaser without the prior written consent of Parent (which consent may be granted or withheld in the sole discretion of Parent), EXCEPT, Canadian Purchaser may, without prior consent of any other party hereto, transfer or assign by operation of law or otherwise this Agreement to any Affiliate or subsidiary of Canadian Purchaser or Purchaser, PROVIDED that in the event Canadian Purchaser assigns all or a portion of its rights and obligations under this Agreement, Purchaser hereby unconditionally and irrevocably guarantees to the other parties hereto the prompt and full discharge by such subsidiary or Affiliate of all of

Canadian Purchaser's obligations under this Agreement in accordance with the terms hereof. Purchaser also hereby agrees that, if such subsidiary or Affiliate fails to perform and discharge promptly all such obligations and liabilities in accordance with such terms, Purchaser will, forthwith, perform and discharge the same. The unconditional obligation of Purchaser hereunder will not be affected, impaired or released by any termination or expiration hereof or by any extension, waiver, amendment or other circumstance whatsoever that would release a guarantor. Any attempted assignment in violation of this SECTION 14 shall be null and void.

                  15. NOTICES.

                  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement will be in writing and will be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

                  if to Canadian Seller or Parent:

                           Newell Rubbermaid Inc.
                           6833 Stalter Drive
                           Suite 101
                           Rockford, IL 61108
                           Telecopy: (815) 381-8160
                           Attention: Dale L. Matschullat
                           Vice-President - General Counsel;

                           Newell Rubbermaid Inc.
                           6833 Stalter Drive
                           Suite 101
                           Rockford, IL 61108
                           Telecopy: (815) 381-8134
                           Attention: Andrea L. Horne
                           Vice-President - Corporate Development

                           with a copy to:

                           Schiff Hardin & Waite
                           6600 Sears Tower
                           Chicago, IL  60606
                           Telecopy:(312) 258-5700
                           Attention: Frederick L. Hartmann, Jr.

                  if to Purchaser or Canadian Purchaser:

                           Libbey Inc.
                           300 Madison Avenue
                           PO Box 10060
                           Toledo, OH 43604-1561
                           Telecopy: (419) 325-2585
                           Attention: Mark E. Songer, Director of Corporate
                                      Development


                           with copies to:

                           Libbey Inc.
                           300 Madison Avenue
                           PO Box 10060
                           Toledo, OH 43604-1561
                           Telecopy: (419) 325-2585
                           Arthur H. Smith, Vice President and General Counsel

                           Latham & Watkins
                           233 S. Wacker Drive
                           Sears Tower, Suite 5800
                           Chicago, Illinois  60606
                           Telecopy:(312) 993-9767
                           Attention: Mark D. Gerstein

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address will not be deemed to have been given until received by the addressee.

                  16. GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) With respect to all matters relating to the actual transfer and conveyance of the Canadian Assets, the assumption of the Canadian Liabilities and Canadian tax matters, this Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and otherwise, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  (b) With respect to all matters relating to the actual transfer and conveyance of the Canadian Assets, the assumption of the Canadian Liabilities and Canadian tax matters, each of the parties hereto irrevocably attorns and submits to the jurisdiction of any Ontario court sitting in Toronto, Ontario. All of the parties hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parent and the Purchaser irrevocably appoints Blake, Cassels & Graydon LLP (the "PARENT'S PROCESS AGENT") and Osler Hoskin & Harcourt (the "PURCHASER'S PROCESS AGENT"), respectively, with offices at Box 25, Commerce Court West, 199 Bay Street, 28th Floor, Toronto, Ontario M5L 1A9 and 1 First Canadian Place, P.O. Box 50, Toronto M5X 1B8, Canada, respectively, for the attention of Brian C. Westlake and Andrew H. Kingissepp, respectively, as its agent to receive on behalf of it and its property service of copies of the statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Parent or the Purchaser in care of the Parent's Process Agent or the Purchaser's Process Agent, respectively, at its address set out above, and each of the Parent and the Purchaser irrevocably authorizes and directs its Process Agent to accept such service on its behalf. Each of Parent and Purchaser agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this SECTION 16(b) shall affect the right of any party to serve legal process in any other manner permitted by Law or affect the right of the parties to bring any action or proceeding any other court of competent jurisdiction.

                  (c) Subject to SUBSECTION 16(b), all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal court sitting in Chicago, Illinois, unless there is no federal court jurisdiction, in which case the action or proceeding shall be heard and determined in any state court sitting in Chicago, Illinois, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum. The parties hereto hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any party hereto against any other party or parties hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in SECTION 15. Nothing in this SECTION 16 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section shall not constitute general consents to service of process in the State of Illinois and shall have no effect for any purpose except as provided in this SECTION 16 and shall not be deemed to confer rights on any person other than the parties hereto.

                  17. SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                  18. FURTHER ASSURANCES.

                  Upon the terms and subject to the conditions contained herein, the parties hereto agree, (a) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated by this Agreement and (c) to cooperate with each other in connection with the foregoing.

                  19. MISCELLANEOUS.

                  This Agreement will not be modified or amended except by written agreement of all parties. Captions appearing in this Agreement are for convenience only and will not be deemed to explain, limit or amplify the provisions hereof. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original instrument, and all such counterparts will together constitute the same agreement.


                                      * * *

                  IN WITNESS WHEREOF, Parent, Canadian Seller, Purchaser and Canadian Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 NEWELL RUBBERMAID INC.


                                 By:      /s/   Andrea L. Horne
                                          --------------------------------------
                                          Name:  Andrea L. Horne
                                          Title:    VP Corporate Development



                                 NEWELL INDUSTRIES CANADA INC


                                 By:      /s/   Andrea L. Horne
                                          --------------------------------------
                                          Name: Andrea L. Horne
                                          Title:   VP Corporate Development





                                 LIBBEY INC.


                                 By:      /s/  Arthur H. Smith
                                          --------------------------------------
                                          Name:  Arthur H. Smith
                                          Title:    VP General Counsel



                                 LIBBEY CANADA INC.


                                 By:      /s/  Arthur H. Smith
                                          --------------------------------------
                                          Name:  Arthur H. Smith
                                          Title:    VP General Counsel